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                                                                    EXHIBIT 10.9


                               SUBSIDIARY GUARANTY

                THIS GUARANTY (this "Guaranty"), dated as of January 31, 2001, is made by ARBITRON HOLDINGS INC. (the "Guarantor"), in favor (a) of the financial institutions (each a "Lender" and, collectively, the "Lenders") from time to time party to that certain Credit Agreement dated as of January 31, 2001 (as renewed, extended, modified, amended or restated from time to time, the "Credit Agreement"), among CERIDIAN CORPORATION, a Delaware corporation (the "Borrower"), the Lenders and BANK OF AMERICA, N.A., as administrative agent for such Lenders (in such capacity, the "Administrative Agent"), (b) the "Swap Provider" (as defined herein); and (c) the Note Holders (as defined herein) (collectively, the "Guaranteed Parties" and each, individually, a "Guaranteed Party").

                                    RECITALS

                WHEREAS, it is a requirement under of the Credit Agreement and the Note Purchase Agreement that Guarantor shall be bound by the terms and conditions of this Guaranty pending the Spin-Off Consummation Date; and

                WHEREAS, the Guarantor will derive substantial direct and indirect benefits from the credit extensions to the Borrower pursuant to the Credit Agreement and the Note Purchase Agreement together with the amendments, restatements, extensions and continuations contemplated therein, and from the Spin-Off Transaction, which benefits are hereby acknowledged by the Guarantor;

                WHEREAS, the Guarantor will derive substantial direct and indirect benefits from the Borrower being party to the Specified Swap Contracts, which benefits are hereby acknowledged;

                NOW, THEREFORE, in consideration of the Administrative Agent and Lenders entering into the Credit Agreement, the Guarantor hereby agrees as follows:

                SECTION 1 Definitions; Interpretation.

                (a) Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                (b) Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings:

                "Collateral Agent" means Bank of America, N.A. in its capacity as "Collateral Agent" under, and as defined in, the Intercreditor Agreement (or such replacement Collateral Agent as may be appointed from time to time pursuant thereto) on behalf and for the benefit of, (a) Bank of America, N.A., in its capacity as Administrative Agent for the benefit of itself and the other Lenders from time to time party to the Credit Agreement, and the L/C Issuer; (b) the Note Holders for the benefit of itself and the other Note Holders from time to time party to the Note Purchase Agreement; and (c) the Swap Provider.



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                "Credit Documents" means, collectively, the Loan Documents, the
Swap Documents, and the Note Purchase Documents.

                "Guaranteed Obligations" has the meaning set forth in Section 2(a).

                "Guaranteed Parties" and "Guaranteed Party" have the meanings assigned to them in the first paragraph hereof.

                "Guarantor Documents" means this Guaranty, and all other certificates, documents, agreements and instruments delivered to the Guaranteed Parties under or in connection with this Guaranty.

                "Indemnified Liabilities" has the meaning set forth in Section 15(b).

                "Indemnified Person" has the meaning set forth in Section 15(b).

                "Intercreditor Agreement" means that Intercreditor Agreement dated as of January 31, 2001 among the Collateral Agent, the Administrative Agent, the Swap Provider, and the Note Holders Agent.

                "Note Holder Collateral Documents" means, collectively, (a) the Security Agreements and the Pledge Agreements (as such terms are defined in the Credit Agreement, but to the extent entered into by the parties thereto for the benefit of, and as modified, extended or otherwise changed in respect of, the Note Holders, (b) all Account Control Agreements executed by any Loan Party under any Note Document, (c) all documents executed by any Loan Party to accomplish cash collateralization pursuant to any Note Document, and (d) all licenses, UCC financing statements, notices and other documents executed from time to time or in connection with any of the foregoing.

                "Note Holder Documents" means, collectively, the Note Purchase Agreement, the Note Holder Collateral Documents and the Note Holder Guaranties.

                "Note Holder Guaranties" means the Guaranties under and as defined in the Credit Agreement, but to the extent entered into by the Guarantors thereunder for the benefit of, and as modified, extended or otherwise changed in respect of, the Note Holders.

                "Note Holder" means a "Note Holder" under, and as defined in, the Note Purchase Agreement.

                "Note Purchase Agreement" means that Note Purchase Agreement dated as of January 31, 2001 among the Borrower, the Note Holders and the other Note Holders party thereto.

                "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the New York Uniform Fraudulent Conveyance Act; (b) the present fair saleable



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value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;
(d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                "Specified Swap Agreement" means any ISDA(R) Master Agreement (including any schedule and confirmation relating thereto) entered into between the Borrower and the Swap Provider as swap counterparties.

                "Specified Swap Contract" means any interest rate swap entered into between the Borrower and the Swap Provider as swap counterparties constituting a "Specified Swap Contract" as defined in the Credit Agreement.

                "Subordinated Debt" has the meaning set forth in Section 7(a).

                "Subordinated Debt Payments" has the meaning set forth in
Section 7(b).

                "Swap Collateral Documents" means, collectively, (i) the Security Agreements and the Pledge Agreements (as such terms are defined in the Credit Agreement, but to the extent entered into by the parties thereto for the benefit of, and as modified, extended or otherwise changed in respect of, the Swap Provider), (ii) all Account Control Agreements executed by any Loan Party under any Swap Document, (iii) all documents executed by any Loan Party to accomplish cash collateralization pursuant to any Swap Document, and (iv) all licenses, UCC financing statements, notices and other documents executed from time to time or in connection with any of the foregoing.

                "Swap Documents" means, collectively, (a) any Specified Swap Agreement, (b) the Swap Collateral Documents, and (c) the Swap Guaranties.

                "Swap Guaranties" means the Guaranties under and as defined in the Credit Agreement, but to the extent entered into by the Guarantors thereunder for the benefit of, and as modified, extended or otherwise changed in respect of, the Swap Provider.

                "Swap Provider" has the meaning specified in the Intercreditor Agreement.

                (c)     Interpretation. The rules of interpretation set forth in
Section 1.02 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.

                SECTION 2 Guaranty.

                (a) Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees to the Guaranteed Parties, and their respective successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required



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prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of the Borrower to each such Guaranteed Party, whether created under, arising out of or in connection with any of the Credit Documents, including all Obligations (as independently defined in each of the Credit Agreement and the Note Purchase Agreement); and any obligations under any Specified Swap Agreement to the extent arising out of any one or more Specified Swap Contracts. The terms "indebtedness," "liabilities" and "obligations" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter becomes unenforceable or shall be an allowed or disallowed claim under the Bankruptcy Code or other applicable law. The foregoing indebtedness, liabilities and other obligations of the Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantor in connection with this Guaranty (including any and all amounts due under Section
15), shall hereinafter be collectively referred to as the "Guaranteed Obligations."

                (b) Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including the New York Fraudulent Conveyance Act and Sections 544 and 548 of the Bankruptcy Code) any limitations on the amount of the Guarantor's liability with respect to any of the Guaranteed Obligations which any of the Guaranteed Parties can enforce under this Guaranty, such Guaranteed Parties by their acceptance hereof accept such limitation on the amount of the Guarantor's liability hereunder to the extent needed to make this Guaranty and the Guarantor Documents fully enforceable and nonavoidable.

                SECTION 3 Liability of Guarantor. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

                (i) the Guarantor's liability hereunder shall be the immediate, direct, and primary obligation of the Guarantor and shall not be contingent upon the Guaranteed Parties' exercise or enforcement of any remedy it may have against the Borrower or any other Person, or against any collateral now or hereafter securing any of the Guaranteed Obligations;

                (ii) this Guaranty is a guaranty of payment when due and not merely of collectibility;

                (iii) the Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor's liability for any portion of the Guaranteed Obligations remaining unsatisfied; and



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                (iv)    the Guarantor's liability with respect to the Guaranteed
Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall the Guarantor be exonerated or discharged by, any of the following events:

                        (A) any proceeding under any Debtor Relief Laws with respect to the Borrower, any other guarantor or any other Person;

                        (B) any limitation, discharge, or cessation of the liability of the Borrower, any other guarantor or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

                        (C) any merger, acquisition, consolidation or change in structure of the Borrower, the Guarantor or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Borrower, the Guarantor, any other guarantor or other Person;

                        (D) any assignment or other transfer, in whole or in part, of any of the Guaranteed Parties' interests in and rights under this Guaranty or the other Credit Documents, including the Guaranteed Parties' right to receive payment of the Guaranteed Obligations;

                        (E) any claim, defense, counterclaim or setoff, other than that of prior performance, that the Borrower, the Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Credit Documents;

                        (F) the Guaranteed Parties' amendment, modification, renewal, extension, cancellation or surrender of any Credit Document;

                        (G)     the Guaranteed Parties' vote, claim,
distribution, election, acceptance, action or inaction in any proceeding under any Debtor Relief Laws related to the Guaranteed Obligations;

                        (H) any impairment or invalidity of any collateral securing any of the Guaranteed Obligations or any failure to perfect any of the Liens of the Guaranteed Parties thereon or therein; and

                        (I) any other guaranty, whether by the Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrower to the Guaranteed Parties.

                SECTION 4 Consents of Guarantor. The Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from the Guarantor:

                (i) the principal amount of the Guaranteed Obligations in respect of any of the Guaranteed Parties may be increased or decreased as to such Guaranteed Party and additional indebtedness or obligations of the Borrower under the Credit Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any such Credit Document;



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                (ii)    the time, manner, place or terms of any payment under
any Credit Documents may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Credit Documents, by an amendment, modification or renewal of any Credit Documents or otherwise;

                (iii) the time for the Borrower's (or any other Person's) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Credit Documents may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as any of the Guaranteed Parties may deem proper;

                (iv) any of the Guaranteed Parties may discharge or release, in whole or in part, any other guarantor or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations owing to such Guaranteed Parties, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any collateral, nor shall the Guaranteed Parties be liable to the Guarantor for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize on any collateral therefor;

                (v) the Guaranteed Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

                (vi) the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the Borrower to the Guaranteed Parties and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

                (vii) the Guaranteed Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Credit Document or other security document or agreement, or otherwise available to the Guaranteed Parties, with respect to the Guaranteed Obligations or any collateral, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Guarantor against the Borrower;

                all as the Guaranteed Parties (or the Collateral Agent on their behalf) may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.



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                SECTION 5 Guarantor's Waivers.

                (a) Certain Waivers. The Guarantor waives and agrees not to assert:

                        (i) any right to require any of the Guaranteed Parties to marshal assets in favor of the Borrower, the Guarantor, any other guarantor or any other Person, to proceed against the Borrower, any other guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of
Section 9-504 of the New York UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of the Guaranteed Parties whatsoever;

                        (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

                        (iii) any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, the Guarantor or any other Person;

                        (iv) any defense based upon the Guaranteed Parties' or any Lender's errors or omissions in the administration of the Guaranteed Obligations;

                        (v)     any rights to set-offs and counterclaims;

                        (vi) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against the Borrower or any other obligor of the Guaranteed Obligations for reimbursement; and

                        (vii) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, including any and all benefits that otherwise might be available to the Guarantor under New York Laws. This means, among other things: (A) the Guaranteed Parties may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; and (B) if the Guaranteed Parties forecloses on any real property collateral pledged by the
Borrower: (1) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Parties may collect from the Guarantor even if the Administrative Agent, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Borrower's debt is secured by real property.

                (b) Additional Waivers. The Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Guaranteed Parties upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed


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Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. The Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrower, the Guarantor or any other Person with respect to the Guaranteed Obligations.

                (c) Independent Obligations. The obligations of the Guarantor hereunder are independent of and separate from the obligations of the Borrower and any other guarantor. Upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against the Guarantor, whether or not the Borrower or any such other guarantor is joined therein or a separate action or actions are brought against the Borrower or any such other guarantor.

                (d) Financial Condition of Borrower. The Guarantor shall not have any right to require the Guaranteed Parties to obtain or disclose any information with respect to: (i) the financial condition or character of the Borrower or the ability of the Borrower to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (iv) any action or inaction on the part of the Guaranteed Parties or any other Person; or (v) any other matter, fact or occurrence whatsoever.

                SECTION 6 Subrogation. Until the Guaranteed Obligations shall be satisfied in full and the Commitments shall be terminated, the Guarantor shall not have, and shall not directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of the Guaranteed Parties as against the Borrower or other guarantors, whether in connection with this Guaranty, any of the other Credit Documents or otherwise. If any amount shall be paid to the Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Guaranteed Parties (or the Collateral Agent on their behalf) to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents (and subject to the Intercreditor Agreement).

                SECTION 7 Subordination.

                (a) Subordination to Payment of Guaranteed Obligations. All payments on account of all indebtedness, liabilities and other obligations of the Borrower to the Guarantor, whether created under, arising out of or in connection with any documents or instruments evidencing any credit extensions to the Borrower or otherwise, including all principal on any such credit extensions, all interest accrued thereon, all fees and all other amounts payable by the Borrower to the Guarantor in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the "Subordinated Debt") shall be subject, subordinate and junior in right of



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payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations.

                (b) No Payments. As long as any of the Guaranteed Obligations shall remain outstanding and unpaid, the Guarantor shall not accept or receive any payment or distribution by or on behalf of the Borrower, directly or indirectly, of assets of the Borrower of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subordinated Debt ("Subordinated Debt Payments"), except that if no Event of Default exists and no notice described below has been received by the Guarantor, the Guarantor shall be entitled to accept and receive any and all payments. During the existence of an Event of Default (or if any Event of Default would exist immediately after the making of a Subordinated Debt Payment), and upon receipt by the Borrower of notice from the Guaranteed Parties (or the Collateral Agent on their behalf) of such Default, and until such Event of Default is cured or waived, pursuant to the terms of the applicable Credit Documents, the Borrower shall not make, accept or receive any Subordinated Debt Payment. In the event that, notwithstanding the provisions of this Section 7, any Subordinated Debt Payments shall be received in contravention of this Section 7 by the Guarantor before all Guaranteed Obligations are paid in full in cash or cash equivalents, such Subordinated Debt Payments shall be held in trust for the benefit of the Guaranteed Parties and shall be paid over or delivered to the Guaranteed Parties (or the Collateral Agent on their behalf) for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 7, after giving effect to any concurrent payments or distributions to the Guaranteed Parties in respect of the Guaranteed Obligations.

                (c) Subordination of Remedies. As long as any Guaranteed Obligations shall remain outstanding and unpaid, the Guarantor shall not, without the prior written consent of the Guaranteed Parties (or the Collateral Agent on their behalf):

                        (i) accelerate or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of the Subordinated Debt;

                        (ii) exercise any rights under or with respect to (A) any guaranties of the Subordinated Debt, or (B) any collateral held by it, including causing or compelling the pledge or delivery of any collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any collateral held by it, notifying any account debtors of the Borrower or asserting any claim or interest in any insurance with respect to any collateral, or attempt to do any of the foregoing;

                        (iii)   exercise any rights to set-offs and
counterclaims in respect of any indebtedness, liabilities or obligations of the Guarantor to the Borrower against any of the Subordinated Debt; or

                        (iv) commence, or cause to be commenced, or join with any creditor other than the Guaranteed Parties in commencing, any proceeding under any Debtor Relief Laws as against Borrower.



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                (d)     Subordination Upon Any Distribution of Assets of the
Borrower. In the event of any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, upon any proceeding under any Debtor Relief Laws with respect to or involving the Borrower, (i) all amounts owing on account of the Guaranteed Obligations, including all interest accrued thereon at the contract rate both before and after the initiation of any such proceeding, whether or not an allowed claim in any such proceeding, shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which the Guarantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the Guaranteed Parties (or the Collateral Agent acting on their behalf) for application to the payment of the Guaranteed Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to the Guaranteed Parties in respect of such Guaranteed Obligations.

                (e) Authorization to Guaranteed Parties. If, while any Subordinated Debt is outstanding, any proceeding under any Debtor Relief Laws is commenced by or against the Borrower or its property:

                        (i) the Guaranteed Parties are hereby irrevocably authorized and empowered (in the name of the Guaranteed Parties, in the name of the Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as they may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Guaranteed Parties; and

                        (ii) the Guarantor shall promptly take such action as any of the Guaranteed Parties may reasonably request (A) to collect the Subordinated Debt for the account of the Guaranteed Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Guaranteed Parties (or the Collateral Agent acting on their behalf), such powers of attorney, assignments and other instruments as they may request to enable them to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

                SECTION 8 Continuing Guaranty; Reinstatement.

                (a) Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon the Guarantor until the payment and performance in full of all Guaranteed Obligations.

                (b) Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of the Borrower (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to the Borrower, its estate, trustee, receiver or any other Person (including



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under any Debtor Relief Laws or other state or federal law), or must otherwise be restored by the Guaranteed Parties, whether as a result of proceedings under any Debtor Relief Laws or otherwise. To the extent any payment is so rescinded, set aside, voided or otherwise repaid or restored, the Guaranteed Obligations shall be revived in full force and effect without reduction or discharge for such payment. All losses, damages, costs and expenses that the Guaranteed Parties may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of the Guaranteed Parties contained in Section 15.

                SECTION 9 Payments. The Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which the Guaranteed Parties or any other Person may have against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), the Guarantor shall forthwith pay, or cause to be paid, in cash, to the Guaranteed Parties (or the Collateral Agent on their behalf) an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any proceeding under any Debtor Relief Laws with respect to the Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in any such proceeding under any Debtor Relief Laws). The Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, or deduction for any Taxes, on the day when due in Dollars and in same day or immediately available funds, to the Collateral Agent at such office or account of any Guaranteed Party as any of the Guaranteed Parties (or the Collateral Agent on their behalf) may direct. All such payments shall be promptly applied from time to time by the Guaranteed Parties as provided in the Intercreditor Documents.

                SECTION 10 Representations and Warranties. The Guarantor represents and warrants to the Guaranteed Parties that:

                (a) Organization and Powers. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would have a Material Adverse Effect and has all requisite power and authority: (i) to own its assets and carry on its business, and (ii) to execute, deliver and perform its obligations under the Guarantor Documents and Spin-Off Documents.

                (b) Authorization; No Conflict. The execution, delivery and performance by the Guarantor of this Guaranty and all other Guarantor Documents and Spin-Off Documents, and the Spin-Off Transaction, have been duly authorized by all necessary corporate action of the Guarantor, and do not and will not: (i) contravene the terms of the Guarantor's organization documents or (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which the Guarantor or its property is subject, or
(iii) violate any Laws.



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


                (c) Binding Obligation. This Guaranty and the other Guarantor Documents constitute the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                (d) Governmental Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, except as have been obtained on or before the Closing Date, is required for (i) the due execution, delivery or performance by, or enforcement against, the Guarantor of the Guarantor Documents, (ii) the execution, delivery or performance by or enforcement against the Guarantor of the Spin-Off Documents or (iii) the consummation of the Spin-Off Transaction.

                (e) The Guarantor has not previously assigned any interest in the Subordinated Debt or any collateral relating thereto, no Person other than the Guarantor owns an interest in the Subordinated Debt or any such collateral (whether as joint holders of the Subordinated Debt, participants or otherwise), and the entire Subordinated Debt is owing only to the Guarantor.

                (f) Solvency. Immediately prior to and after and giving effect to (i) the incurrence of the Guarantor's obligations under this Guaranty, and (ii) the Spin-Off Transaction, the Guarantor will be Solvent.

                (g) Consideration. The Guarantor has received at least "reasonably equivalent value" (as such phrase is used in Section 548 of the Bankruptcy Code) and "fair consideration" (as such phrase is used in Section 272 of the New York Debtor & Creditor Laws and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations to which it is a party.

                (h) Independent Investigation. The Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Borrower and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of the Guaranteed Parties with respect thereto. The Guarantor represents and warrants that it has received and reviewed copies of the Credit Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Borrower and any other matters pertinent hereto that the Guarantor may desire. The Guarantor is not relying upon or expecting the Guaranteed Parties to furnish to the Guarantor any information now or hereafter in the Guaranteed Parties' possession concerning the financial condition of the Borrower or any other matter.

                SECTION 11 Reporting Covenant. So long as any Guaranteed Obligations shall remain unsatisfied or any Lender shall have any Commitment, the Guarantor agrees that it shall furnish to the Guaranteed Parties such information respecting the operations, properties, business or condition (financial or otherwise) of the Guarantor or its Subsidiaries as any of the Guaranteed Parties may from time to time reasonably request.

                SECTION 12 Additional Covenants. So long as any Guaranteed Obligations shall remain unsatisfied or any Lender shall have any Commitment, the Guarantor agrees that:

                (a) Preservation of Existence, Etc. The Guarantor shall, and shall cause each of its Subsidiaries to, maintain and preserve (i) its legal existence and (ii) its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties, except in the case of this clause (ii) where the non-preservation could not reasonably be expected to have a Material Adverse Effect.

                (b) Further Assurances and Additional Acts. The Guarantor shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as any of the Guaranteed Parties shall deem reasonably necessary or appropriate to effectuate the purposes of this Guaranty and the other Guarantor Documents, and promptly provide the Guaranteed Parties with evidence of the foregoing satisfactory in form and substance to the Guaranteed Parties.

                SECTION 13 Notices. All notices, requests or other communications hereunder shall be given in the manner and to the addresses specified in the Credit Agreement; except that (a) any notices to the Swap Provider shall be delivered to Fleet National Bank (or such replacement Swap Provider as the Swap Provider may direct in writing), according to the information listed in Schedule 10.02 of the Credit Agreement for such party as a Lender and (b) any notice to the Note Holders be delivered to the address specified for such Persons in the Note Purchase Agreement (or to such replacement Note Holders as may be appointed from time to time consistent with the Intercreditor Agreement). Notices to the Guarantor shall be sent or delivered to the address set forth in the Credit Agreement for the Borrower. All such notices, requested and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon receipt by the addressee, or if delivered, upon delivery.

                SECTION 14 No Waiver; Cumulative Remedies. No failure on the part of any Guaranteed Parties to exercise, and no delay in exercising on the part of any Guaranteed Parties, any right, remedy, power or privilege hereunder or under any other Guarantor Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

                SECTION 15 Costs and Expenses; Indemnification.

                (a)     Costs and Expenses. The Guarantor shall:

                        (i) whether or not the transactions contemplated hereby are consummated, pay or reimburse each of the Guaranteed Parties for all costs and expenses incurred by them in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Guaranty, any other Guarantor Document and any other documents prepared in connection herewith or therewith and the consummation of the transactions contemplated hereby and thereby; and

                        (ii) pay or reimburse the Guaranteed Parties for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty or any other Guarantor Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any proceeding under any Debtor Relief Laws or appellate proceeding).

                (b) Indemnification. The Borrower shall indemnify, defend and hold each of the Guaranteed Parties, and each Lender and Note Holder and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suites, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Person in favor of any third-party in any way relating to or arising out of this Guaranty or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any proceeding under any Debtor Relief Laws or appellate proceeding) related to or arising out of this Guaranty or relating to the Collateral, whether or not any Indemnified Person is a party thereto (the "Indemnified Liabilities"); provided that the Guarantor shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person.

                (c) Defense. At the election of any Indemnified Person, the Guarantor shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Guarantor.

                (d) Interest. Any amounts payable to the Guaranteed Parties under this Section 15 if not paid upon demand shall bear interest from the date of such demand until paid in full, at the Default Rate.

                (e) Survival. The agreements in this Section shall survive payment of all other Guaranteed Obligations.

                SECTION 16 Right of Set-Off. In addition to any rights and remedies of the Guaranteed Parties and the Lenders provided by law, if an Event of Default exists or any reimbursement or payment obligation under any of the Credit Documents has been accelerated, each Guaranteed Parties and Lenders is hereby authorized at any time and from time to time, upon notice to the other Guaranteed Parties as prescribed in the Intercreditor Agreement, but without notice to the Guarantor (any such notice being expressly waived by the Guarantor), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Person to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor then due and

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owing, irrespective of whether or not such Person shall have made any demand upon the Borrower or the Guarantor under any of the Credit Documents. Each Lender and the Guaranteed Parties shall promptly notify the Guarantor (through the Collateral Agent) after any such set-off and application made by it; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lenders and Guaranteed Parties under this Section 16 are in addition to other rights and remedies (including other rights of set-off) which the such parties may have.

                SECTION 17 Marshalling; Payments Set Aside. None of the Lenders, the Note Holders, or the Guaranteed Parties shall be under any obligation to marshal any assets in favor of the Guarantor or any other Person or against or in payment of any or all of the Guaranteed Obligations. To the extent that the Guarantor makes a payment to the Guaranteed Parties, or the Guaranteed Parties exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Guaranteed Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Collateral Agent upon demand its pro rata share of any amount so recovered from or repaid by the Collateral Agent.

                SECTION 18 Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Lenders, the Note Holders, the Guaranteed Parties, and their respective successors and assigns, and no other Person (other than the Collateral Agent and any Indemnified Person specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Guaranteed Parties, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Guarantor, and such obligations shall be limited to those expressly stated herein.

                SECTION 19 Binding Effect; Assignment.

                (a) Successors and Assigns. The provisions of this Guaranty shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns.

                (b) Assignment. The Guarantor shall not have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of the Required Lenders. Each of the Guaranteed Parties, the Note Holders, and the Lenders may, without notice to or consent by the Guarantor, sell, assign, transfer or grant participations in all or any portion of such Person's rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment, transfer or grant of a participation by such Person in accordance with Section 10.07 of the Credit Agreement in its rights and obligations thereunder and under any of the Credit Documents. The Guarantor agrees that in connection with any such sale, assignment, transfer or grant by any Lender, such Lender may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Guarantor and its Subsidiaries.

                SECTION 20 Governing Law and Jurisdiction.

                (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE GUARANTEED PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE GUARANTOR AND THE GUARANTEED PARTIES CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR AND THE GUARANTEED PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN ANY FEDERAL COURT OR STATE COURT SITTING IN NEW YORK IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE GUARANTOR AND THE GUARANTEED PARTIES WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

                SECTION 21 Waiver of Right to Jury Trial. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY, ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                SECTION 22 Entire Agreement; Amendments. This Guaranty, together with the other Guarantor Documents, embodies the entire agreement of the Guarantor with respect to the matters set forth herein for the benefit of each Guaranteed Party, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof. Subject to Section 23, this Guaranty shall be amended only by written agreement between the Guarantor and the Guaranteed Party to whom such amendment relates. Any such amendment shall not effect any guaranty of the Guarantor granted hereunder to any other Guaranteed Party.

                SECTION 23 Independence. This Guaranty sets forth independent and separate guaranties of the Guarantor in favor of each Guaranteed Party in respect of the Guaranteed Obligations owing to each such Guaranteed Party. The illegality or unenforceability of any provision of this Guaranty or any instrument or agreement required hereunder with respect to any Guaranteed Party shall not in any way affect or impair the legality or enforceability of that or any other provision of this Guaranty or any instrument or agreement required hereunder in respect of any other Guaranteed Party. The parties acknowledge that this Guaranty has, solely for reasons of convenience, been prepared and executed as a single document, but that the legal effect shall be in all respects as thought the Guarantor had executed separate guaranties, in favor of each Guaranteed Party. Any provision of this Agreement and the other Credit Documents to which the Grantor is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                SECTION 24 Multiple Guarantors; Joint and Several Liability. When this Guaranty is executed by more than one Guarantor, the word "Guarantor" shall mean all and any one or more of them, and the obligations of all Persons signing this Guaranty shall be joint and several.

                  [remainder of page intentionally left blank]

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        IN WITNESS WHEREOF, the Guarantor has executed this Guaranty, as of the date first above written.

                                ARBITRON HOLDINGS INC., as Guarantor

                                By:  /s/ JOHN H. GRIERSON
                                    -------------------------------------------

                                Name:    John H. Grierson
                                      -----------------------------------------

                                Title:  Vice President & Treasurer
                                      ------------------------------------------





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